SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                     The Securities Exchange Act of 1934

              Date of Report..........................November 13, 1998


                         TEXAS VANGUARD OIL COMPANY
             (exact name of registrant as specified in charter)

                                   TEXAS
               (State or other jurisdiction of incorporation)

        #1-10437                                     #74-2075344
  (Commission File Number)                (IRS Employer Identification No.)

                    9811 Anderson Mill Rd., Suite 202
                                Austin, Texas
                   (Address of principal executive offices)

                                  78750
                                (Zip Code)

                             (512) 331-6781
            (Registrant's telephone number, including area code)

                              Not applicable
        (Former name or former address, if changed since last report)

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Texas Vanguard Oil Company, a Texas corporation (the "Registrant"), was organized in December 1979. On November 13, 1998, the Board of Directors of the Registrant met to discuss KPMG Peat Marwick's resignation as the independent auditors of the Registrant's financial statements. KPMG, certified public accountants having served as the independent auditors for the Registrant since 1984, submitted their resignation effective November 12, 1998. A copy of their letter is attached as an exhibit to this filing.
The Board of Directors of the Registrant voted to accept the resignation.

(b) On November 13, 1998, the Registrant's Board of Directors elected the firm of Sprouse & Winn, L.L.P., Austin, Texas, as the independent auditor for the current year ending December 31, 1998. Sprouse & Winn are to examine the financial statements of the Registrant for the current year and are to perform such other appropriate accounting services as may be required by the Board of Directors.

(c) KPMG Peat Marwick, in their reports on the financial statements of the Registrant for the previous two fiscal years (December 31, 1996 and December 31, 1997), gave no adverse opinion or a disclaimer of opinion, nor was any report qualified as to uncertainty, audit scope, or accounting principles. During the Company's most recent fiscal year and subsequent interim periods preceding the resignation of KPMG Peat Marwick, the Company had no dis-agreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

ITEM 7:  Financial Statements and Exhibits

  (a)  Not applicable

  (b) Exhibit 1 - Accountant's letter confirming resignation dated November 12, 1998
                          Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under signed hereunto duly authorized.

                                        Texas Vanguard Oil Company



November 13, 1998                           By: Robert N. Watson, Jr.
                                            President & CEO

                               EXHIBIT 1

                      KPMG Peat Marwick LLP letterhead


November 12, 1998


KPMG Peat Marwick LLP
111 Congress Avenue, Suite 1100
Austin, Texas 78701


Mr. Robert N. Watson, Jr., President
Texas Vanguard Oil Company
P.O. Box 202650
Austin, Texas 78720-2650

Dear Mr. Watson:

This is to confirm that the client-auditor relationship between Texas Vanguard Oil Company and KPMG Peat Marwick LLP has ceased.

Sincerely,

KPMG Peat Marwick LLP


Stanley D. Sewell
Managing Partner

SDS:bh

cc: Chief Accountant, Securities and Exchange Commission